               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 Covista Communications, Inc.
..................................................................
       (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          COVISTA COMMUNICATIONS, INC.
                                  721 Broad St.
                              Chattanooga, TN 37402

                    Notice of Annual Meeting of Shareholders
                         To Be Held on October 28, 2004

To Covista Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders of Covista Communications, Inc. (the "Company") to be held on Thursday, October 28, 2004, at the Company's offices at 721 Broad St., Chattanooga, Tennessee, at 10:00 a.m., Eastern Time, to consider and act upon the following matters:

          (1) The election of six directors to serve for a term of one year and until their successors are elected and qualified:

          (2)  The adoption of the Company's Audit Committee Charter;

          (3) Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2005; and

          (4) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

          Only Covista shareholders of record at the close of business on September 24, 2004 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

          Your vote is important. Whether or not you plan to attend the Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Your proxy may be revoked at any time before it is voted. If your shares are not registered in your own name, you will need additional documentation from the record holder in order to vote personally at the Meeting.

                                              By order of the Board of Directors

                                              Thomas P. Gunning
                                              Secretary

Chattanooga, Tennessee
September 24, 2004

                          COVISTA COMMUNICATIONS, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                       2004 ANNUAL MEETING OF SHAREHOLDERS

                                October 28, 2004

          The proxy accompanying this Proxy Statement is solicited by the Management of Covista Communications, Inc. (the "Company" or "Covista"). All proxies in the accompanying form which are properly executed and returned will be voted in accordance with the shareholders' instructions at the 2004 Annual Meeting of Shareholders (the "Meeting"), to be held on Thursday, October 28, 2004, at 10:00 A.M., Eastern Time, at the Company's office at 721 Broad St., Chattanooga, TN 37402 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

          A proxy may be revoked at any time before it is voted at the Meeting by filing with the Secretary of the Company, notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, the proxies will be voted in accordance with Management's recommendations set forth herein. The persons named as proxies intend to vote in accordance with their discretion on any matter which may properly come before the Meeting or any adjournment thereof. Shareholders who are present at the Meeting may revoke their proxies and vote in person if they so desire.

          This Proxy Statement is first being mailed to shareholders on or about September 27, 2004.

                            MATTERS TO BE ACTED UPON

          The following matters are to be considered and acted upon at the
Meeting:

          1. The election of six directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

          2.   The adoption of the Company's Audit Committee Charter;

          3. Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2005; and

          4. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

          Only holders of record of the Company's Common Stock, par value $.05 per share (the "Common Stock") at the close of business on September 24, 2004 will be entitled to vote at the Meeting. On that date, 17,822,025 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote at the Meeting.

                   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS

Ownership of Certain Beneficial Owners

          Set forth below is certain information concerning persons who were known by the Company to own beneficially or of record more than 5% of the issued and outstanding shares of Common Stock of the Company as of September 15, 2004.

 Name and Address of    Number of Shares   Percentage of Class
   Beneficial Owner         Owned (1)               (2)
---------------------   ----------------   -------------------
Kevin A. Alward            1,480,779(3)             8.2%
182 Powell Road
Allendale, NJ 07401

Warren Feldman             1,119,578(4)             6.3%
45A Samworth Road
Clifton, NJ 07012

Henry G. Luken, III       11,240,424               63.1%
900 Fairway Lane
Soddy Daisy, TN 37379

(1) Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Covista's knowledge. Shares of Common Stock, subject to options that are currently exercisable or exercisable within 60 days of September 24, 2004 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)  Based on 17,822,025 shares outstanding.

(3) Includes 250,000 shares of Common Stock issuable to Mr. Alward under currently exercisable options that are scheduled to expire effective November 17, 2004. Also includes 186,516 shares of Common Stock owned by trusts of which Mr. Alward's minor children are beneficiaries, as to which Mr. Alward disclaims beneficial ownership. Mr. Alward resigned as a Director and the Company's Chief Operating Officer on August 17, 2004.

(4) Includes 300,000 shares of Common Stock owned by The Warren H. Feldman Family L.L.C., as to which shares Mr. Feldman disclaims beneficial ownership.

(5) Includes 60,800 shares of Common Stock owned by trusts of which Mr. Luken's children are beneficiaries.

Security Ownership of Management

          The following table sets forth as of September 15, 2004, information concerning the beneficial ownership of Covista Common Stock by each director, each nominee for election as a director, and each Named Executive, and for all directors and executive officers as a group:

                                                   Amount and Nature of     Percentage of
Name of Beneficial Owner                         Beneficial Ownership (1)     Class (2)
------------------------                         ------------------------   -------------
Thomas P. Gunning.............................             62,300(3)              *
Donald Jones..................................             11,000                 *
A. John Leach, Jr. ...........................            444,000(4)             2.5%
Henry G. Luken, III...........................         11,240,424(5)            63.1%
W. Thorpe McKenzie............................              4,948(6)             5.9%
Nicholas Merrick..............................                100                 *
Jay J. Miller.................................             35,400(7)              *
Frank Pazera..................................             17,617(8)              *
All directors, director nominees and executive
   officers as a group (10 persons)...........         11,258,041               61.9%

*Less than one percent.

     (1) Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Covista's knowledge. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of September 15, 2004, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

     (2)  Based on 17,822,025 shares outstanding

     (3) Includes 37,000 shares of Common Stock issuable to Mr. Gunning under currently exercisable options. Does not include 25,400 shares held by Mr. Gunning's wife as to which he disclaims beneficial ownership.

     (4) Includes 288,000 shares of Common Stock issuable to Mr. Leach under currently exercisable options.

     (5) Includes 60,800 shares of Common Stock owned by trusts of which Mr. Luken's children are beneficiaries.

     (6) Includes 1,948 shares owned by Pointer Management Company of which Mr. McKenzie is Managing Director.

     (7) Includes 35,000 shares of Common Stock issuable to Mr. Miller under currently exercisable options.

     (8) Includes 16,667 of Common Stock issuable to Mr. Pazera under currently exercisable options.

Changes in Control

          The Company knows of no contractual arrangement, which may, at a subsequent date, result in a change of control of the Company.

                              ELECTION OF DIRECTORS

THE COVISTA BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION AS DIRECTORS OF THE SIX NOMINEES NAMED HEREIN.

Required Shareholders' Vote

          Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock) the six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors.

Nominees

          Covista's Board of Directors has fixed the number of directors to be elected at the Annual Meeting at six. The shares represented by the proxies will be voted in favor of the election as directors of the persons named below unless authority to do so is withheld. Stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors, as described in "Vote Required; Quorum." The directors elected will hold office until the next Annual Meeting of Shareholders and their respective successors are duly elected and qualified. The nominees named below were nominated for election to the Board of Directors of Covista. The name, age, business experience and public directorships of each nominee are as set forth in the table (and accompanying nominee descriptions) below:

Name                     Covista Office                                    Since   Age
----                     --------------                                    -----   ---
Henry G. Luken, III...   Chairman of the Board                              1999    43
A. John Leach, Jr. ...   President, Chief Executive Officer and Director    2000    41
Donald Jones..........   Director                                           2002    69
Nicholas Merrick......   Director                                           2002    41
W. Thorpe McKenzie....   Director                                           2002    57
Jay J. Miller.........   Director                                           1983    71

          Henry G. Luken, III was elected a director of Covista in February 1999, and Chairman of the Board in February 2001. Currently, he is President of Mont Lake Properties, Inc., a real estate development firm; a director of Equity Broadcasting Corp., a TV network; a director of ACNTV, a home shopping company selling through TV; and Managing Agent of Henry IV LLC, an aircraft sales company. A co-founder of Telco Communications Group Inc., he served as its Chief Executive Officer and Treasurer from July 1993 to April 1996, and as its Chairman from July, 1993 to October, 1997. Mr. Luken has also served as Chairman of Tel-Labs, Inc., a telecommunications billing firm, since 1991, and as Chairman of Telco Development Group, Inc., a computer systems firm owned by Mr. Luken, since 1987, both of which entities he founded.

          A. John Leach, Jr. was appointed President and Chief Executive Officer of Covista on May 18, 2000. He had been Senior Vice President of Sales at BTI Telecomm, Inc., from December 1999 to May, 2000; and Senior Vice President of Teleglobe, Inc. from June, 1996 to December, 1999.

          Donald Jones was elected a director of Covista in February 2002. He is recently retired from his position as Senior Vice President for Chapter Services of the American Red Cross, for which he worked since 1991. Prior to joining the Red Cross, Mr. Jones was Deputy Assistant Secretary of Defense for Military Manpower and Personnel Policy. Mr. Jones served in the United States Army for over 35 years and retired in 1991 with the permanent rank of Lieutenant General.

          W. Thorpe McKenzie was elected a director in December 2002. He is Managing Director of Pointer Management Company, Chattanooga, Tennessee, which he co-founded in 1990 to invest in hedge funds and similar types of partnerships utilizing a fund of funds approach. From 1982 until 1990, he was a private investor in New York City, and a director of several public and private companies. From 1980 until 1982, he was a founding general partner of TIGER, a global hedge fund. From 1971 until 1980, he was Vice President of Kidder, Peabody, & Co., Inc. in New York. McKenzie is a graduate of the University of North Carolina in Chapel Hill, and the Wharton Graduate division of the University of Pennsylvania in Philadelphia. He is currently a director of Novestra AB, a publicly traded venture capital investment firm located in Stockholm, Sweden.

          Nicholas Merrick was elected a director of Covista in February, 2002. Since January 2002 he has been president of Mt. Vernon Investments, LLC, a private investment company. He served as Senior Vice President and Chief Financial Officer of Telergy, Inc., a high-speed fiber optic communications network company, from May, 2000 to July, 2001. Telergy filed Chapter 11 and later Chapter 7, in late 2001. Prior to joining Telergy, Mr. Merrick was Chief Executive Officer of Up2 Technologies, Inc. and Executive Vice President of Excel Communications, each of which is a subsidiary of Teleglobe, Inc. (global communications, e-business services), from 1998 until 2000. From 1996 to 1997, he was Vice President and Chief Financial Officer of Telco Communications Group, Inc., and from 1985 to 1996, he was Vice President of Corporate Finance at the Robinson-Humphrey Company, Inc. and Managing Director of R-H Capital Partners.

          Jay J. Miller, has served as a director since 1983. He has been a practicing attorney for more than 40 years in New York City. He is Chairman of the Board of AmTrust Pacific Ltd., a New Zealand real estate company, and is a director of AmTrust Financial Group, Inc., an insurance holding company as well as its affiliated insurance companies.

          The Company's Board of Directors currently consists of seven persons, one of who is a member of management and six of who are non-management directors. During the fiscal year ended January 31, 2004, the Board held five meetings, each of which was attended by all of the directors then serving.

          The Company's Board of Directors has Audit and Compensation Committees, but does not have a Nominating Committee or a committee performing a similar function. The Audit Committee currently consists of three non-management directors, Donald Jones, Nicholas Merrick and W. Thorpe McKenzie. The Committee reviews analyzes and may make recommendations to the Board of Directors with respect to the Company's financial statements and controls. The Compensation Committee consists of Messrs. Henry Luken, Nicholas Merrick, W. Thorpe McKenzie and Jay J. Miller and is charged with reviewing and recommending the compensation and benefits payable to the Company's senior executives. Mr. A. John Leach is an ex-officio member of the Compensation Committee.

Audit Committee Report

          Each member of the Audit Committee is independent under the current rules of The Nasdaq Stock Market, Inc. The committee operates under a written charter adopted and amended on September 17, 2004 by the Board of Directors. The committee's responsibilities are set forth in a written charter as amended to comply with section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes Oxley Act of 2002 and the rules promulgated thereunder.

          The Committee's responsibilities include oversight of the Company's independent auditors and internal auditors as well as oversight of management's conduct in the Company's financial reporting process. The Committee also has sole authority over the selection of the Company's independent auditors. The Committee requests shareholder approval of its selection of Deloitte & Touche, LLP.

          The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Committee's responsibility is to monitor and review these processes. It is not the Committee's duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management's representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

          The Committee has met and held discussions with management and independent auditors four times during the year. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed with management and the independent auditors the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations, "with respect to the consolidated financial statements, and the matters required to be discussed by Statement on Auditing Standards No.61, Communication with Audit Committees.

          The Company's independent auditors also provided to the Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with the independent auditors that firm's independence.

          Based on the Committee's discussions with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Board of Directors, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 for filing with the Securities and Exchange Commission and the Nasdaq Stock Market Inc.

          This report has been furnished by the members of the Audit Committee:

          Nicholas Merrick, Chairman
          Donald Jones
          W. Thorpe McKenzie

          Fees for all services provided by Deloitte & Touche LLP for fiscal year 2004 are as follows:

Audit Fees

          Amounts billed by Deloitte & Touche LLP related to the 2004, audit of annual financial statements and reviews of quarterly financial statements filed in the report on Form 10-Q were approximately $240,000.

Financial Information Systems Design and Implementation Fees

          No amount was billed by Deloitte & Touche LLP in fiscal 2004 for financial information systems design and implementation services.

All Other Fees

          No amount was billed by Deloitte & Touche LLP for other professional services in fiscal 2004.

Executive Compensation

          The following table sets forth the compensation that Covista paid during the fiscal years ended January 31, 2004, 2003 and 2002 to its Chief Executive Officer and to each executive officer of Covista or person performing similar functions whose aggregate remuneration exceeded $100,000, during such fiscal years.

                           Summary Compensation Table

--------------------------------------------------------------------------------------------------------------------
      NAME &           FISCAL        ANNUAL         ANNUAL              OTHER        COMPENSATION
    PRINCIPAL        YEAR ENDED   COMPENSATION   COMPENSATION           ANNUAL          AWARDS          ALL OTHER
     POSITION        JANUARY 31    SALARY ($)      BONUS ($)       COMPENSATION ($)   OPTIONS ($)   COMPENSATION ($)
--------------------------------------------------------------------------------------------------------------------
John Leach,             2004        $300,000      $150,000               $  0            $  0          $12,464(2)
President & Chief       2003        $300,000      $150,000               $  0            $  0          $24,292(3)
Executive Officer       2002        $300,000      $400,000(1)            $  0            $  0          $ 5,250(4)
--------------------------------------------------------------------------------------------------------------------
Thomas P. Gunning,      2004        $155,000      $      0               $  0            $  0          $18,062(5)
Secretary &             2003        $155,000      $      0               $  0            $  0          $11,320(6)
Treasurer               2002        $155,000      $ 15,000               $  0            $  0          $11,085(7)
--------------------------------------------------------------------------------------------------------------------
Kevin Alward,           2004        $250,000      $125,000               $  0            $  0          $16,702(8)
Chief Operating         2003        $250,000      $125,000               $  0            $  0          $ 9,638(9)
Officer                 2002        $235,577      $104,167               $  0            $  0          $ 3,567(10)
--------------------------------------------------------------------------------------------------------------------
Frank J. Pazera,        2004        $156,731      $ 22,500               $  0            $  0          $ 7,648(11)
Chief Financial         2003        $ 14,423            --                 --              --               --
Officer
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The amount shown includes $250,000 in bonus due to Mr. Leach for the period from 05/01/00 to 04/30/01, but not paid until FY2002.

(2) The amount shown represents Covista's contributions under its 401(K) Deferred Compensation and Retirement Savings Plan of $6,572 and Covista's group major medical benefit of $5,892.

(3) The amount shown represents Covista's contributions under its 401(K) Deferred Compensation and Retirement Savings Plan of $5,500, Covista's group major medical benefit of $3,792 and $15,000 in reimbursement for certain relocation expenses.

(4) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan.

(5) The amount shown represents Covista's contributions under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,650 and Covista's group major medical benefit and life insurance of $11,632 and $1,780 for use of a company auto for non-business purposes.

(6) The amount shown represents Covista's contributions under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,740, Covista's group major medical benefit of $4,800 and $1,780 for the use of a Company's vehicle for non-business purposes.

(7) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,505; Covista company auto expenses of $1,780; and Covista's group major medical benefit of $4,800.

(8) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $7,500 and Covista's group major medical benefit of $9,202.

(9) The amount shown represents Covista's contributions under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,518 and Covista's group major medical benefit of $5,120.

(10) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan.

(11) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $2,994 and Covista's group major medical benefit of $4,654.

          Compensation Pursuant to Plans

401(K) Savings and Investment Plan

          On February 3, 1992, the Company adopted a 401 (K) savings and investment plan for eligible hourly and salaried employees, including officers, who may elect to contribute, subject to Internal Revenue Code limitations, from 1% to 15% of their wages and salaries. The contributions are currently invested in any one of six investments funds, each of which has a different investment objective. An employee may contribute up to $12,000 per year, and the Company will match 50% of the first 6% of the employee's contribution

Option Plans

          In October, 1996, the Company adopted Covista's 1996 Stock Option Plan; in February, 2000 its 1999 Equity Incentive Plan; in February, 2002, its 2001 Equity Incentive Plan and in December, 2002 its 2002 Equity Incentive Plan (the "Option Plans"). The Option Plans provide that certain options granted thereunder are intended to qualify as incentive stock options within the meaning of Section 422A of the United States Internal Revenue Code, while non-qualified options may also be granted under the Option Plans. Incentive stock options may be granted only to employees of Covista, while non-qualified options may be granted to non-executive directors, consultants and others as well as employees.

          The Option Plans may be administered by the Compensation Committee of Covista's Board of Directors. Covista has reserved for issuance 600,000 shares of Common Stock under the 1996 Option Plan, 750,000 shares of Common Stock under its 1999 Equity Incentive Plan, 900,000 under its 2001 Equity Incentive Plan and 750,000 under its 2002 Equity Incentive Plan.

          No option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, an option may be exercised only by him. In the event of termination of employment other than by death or disability, the optionee will have one month (subject to extension not to exceed an additional two months) after such termination during which he may exercise his option. Upon termination of employment of an optionee by reason of death or permanent total disability, his option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

          Options under the Option Plans must be granted within 10 years from the effective date of the respective Option Plan. Incentive stock options granted under the Option Plans cannot be exercised later than 10 years from the date of grant. Options granted under the Option Plans permit payment of the exercise price in cash or by delivery to Covista of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

          Any option which expires unexercised or terminates upon an employee's ceasing to be employed by Covista become available again for issuance under the Option Plans.

OPTION GRANTS IN LAST FISCAL YEAR

                 Number of      % of Total
                Securities      Option/SARS
                Underlying        Granted                                 Potential Realizable Value at
               Options/SARS   to Employees in   Exercise    Expiration     Assumed Rates of Stock
    Name        Granted (1)     Fiscal Year       Price        Date       Appreciation for Option Term
------------   ------------   ---------------   --------   ------------   -----------------------------
                                                                                   5%       10%
                                                                                 ------   ------
Frank Pazera      25,000            55.5%         $3.00    July 1, 2013          $3,750   $7,500

(1) Stock options granted under the 2002 Stock Option Plan, vesting in six equal semi-annual installments, commencing six months from the date of the grant.

No options were exercised by named executives during the year ended January 31, 2004.

Compensation of Directors

          In December 2003, the Board of Directors approved the grant of non-statutory options to purchase 100,000 Common Stock of the Company to each non-management director. The options vest over a four-year period commencing on December 15, 2004 and each subsequent December 15, thereafter, at an exercise price equal to $2.58 per share, which was the closing price on the date of the grant.

Employment Contracts

          As Covista's Chief Executive Officer, Mr. Leach had a three-year employment agreement with Covista effective as of May 18, 2000, pursuant to which Mr. Leach was paid base salary at the rate of $300,000 per annum during fiscal 2001. Pursuant to this agreement, Mr. Leach was also entitled to receive a signing bonus in the amount of $25,000 to cover relocation and other expenses, but to date Mr. Leach has been paid only $15,000 of this amount. Mr. Leach is also entitled to receive an annual bonus in an amount not to exceed 100 percent of his then effective base salary, based upon Mr. Leach's attainment of annual revenue and earnings targets as well as management goals set by the Board of Directors. Mr. Leach was guaranteed a minimum bonus payment of $150,000 during each year of this agreement. Mr. Leach contract was extended until May 18, 2005.

          In connection with his appointment as Chief Executive Officer of Covista, Mr. Leach was granted an option under Covista's 1996 Stock Option Plan to purchase 288,000 shares of Covista Common Stock. The option granted to Mr. Leach was scheduled to vest over a period of three years, in six equal semi-annual installments, the first of which commenced on November 18, 2000. The exercise price for the option was $14.25, and was based on the fair market value of the Covista Common Stock on the date of the grant, and was to expire after ten years. According to the agreement, in the event that the Covista Common Stock did not close at or above $14.25 for at least 20 consecutive trading days between May 18, 2000 and May 18, 2001, a new exercise price would be calculated based on the average closing price of the Covista Common Stock for the 40 trading days prior to May 18, 2001. In lieu of adjusting the exercise price of Mr. Leach's options in the manner provided in his employment agreement, on February 1, 2001 Covista granted to Mr. Leach an option to purchase 288,000 shares of Covista Common Stock, vesting over a period of three years, in six equal semi-annual installments, the first of which commenced on August 1, 2001. The exercise price for the option is $2.00 per share and was based on the fair market value of the Covista Common Stock on the date of grant. The option expires after a term of ten years.

          In the event of a "change of control" of Covista, as defined in his employment agreement, Mr. Leach's stock option, and similar benefits, if any, shall be deemed to vest in full on the effective date of such change of control. Pursuant to the agreement, a "change of control" shall be deemed to occur if:
(i) any "person" or "group" (as such terms are used in Sections 3, 3(a), 9 and 13(d) of the Securities Exchange Act of 1934, as amended (the "Act")) other than Walt Anderson, Revision LLC or any of their respective affiliates becomes a beneficial owner (as such term is used in the rules promulgated under the Act), directly or indirectly, of securities of Covista representing 50 percent or more of the combined voting power of Covista's then outstanding securities; (ii) a change in "control" of Covista (as such term is defined in Rule 12b-2) shall have occurred; (iii) the majority of the Board of Directors, as such entire Board of Directors was composed as of May 18, 2000, no longer serve as directors of Covista, except that there shall not be counted toward such majority who no longer serve as directors Mr. Leach or any director who ceased to serve either prior to the date of the change in control, for any reason, or at any other time due to voluntary resignation (other than in connection with an event described in (iv) or (v) below), death, disability or termination for cause; (iv) the stockholders of Covista approve a plan of complete liquidation of Covista or an agreement for the sale or disposition by Covista of all or substantially all of Covista's assets; or (v) the stockholders of Covista approve a merger or consolidation of Covista with any other company, other than a merger or consolidation which would result in the combined voting power of Covista's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of Covista or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that no change in control shall be deemed to have occurred in any plan of liquidation, sale of assets, merger or consolidation provided in (iv) and (v) above is not consummated. In addition, any transaction involving a leveraged buyout or other acquisition of Covista, which would otherwise constitute a change in control, in which Mr. Leach participates in the surviving or successor entity (other than solely as an employee or consultant) will not constitute a change in control.

Compensation Committee Interlocks and Insider Participation

          Jay J. Miller, a director of Covista, provided various legal services for Covista during Fiscal 2004. In Fiscal 2004, no payments were made to Mr. Miller for services rendered and accrued during Fiscal 2004. As of January 31, 2004, Covista had invoices payable to Mr. Miller for such services of approximately $58,000. Covista believes that Mr. Miller's fees were reasonable for the services performed and were no less favorable to Covista than could have been obtained from an unrelated third party.

          Leon Genet, a Director of Covista, has provided agent services for Covista through his wholly owned firm, LPJ, Inc. During Fiscal 2004, LPJ, Inc. was paid commissions of approximately $63,000.

Report on Executive Compensation

          The following report describes the policies pursuant to which compensation was paid to executive officers of Covista for performance during the fiscal year ended January 31, 2004.

          Compensation Philosophy and Approach. Generally, Covista has sought to attract, retain and motivate its executive officers through a combination of base salary, incentive awards based upon individual performance, stock option awards under the Company's Option Plans and otherwise. The Board of Directors believes that a substantial portion of the aggregate annual compensation of each executive officer should be influenced by the performance of Covista and the individual contribution of the executive officer.

          Base Salaries. The Board of Directors believes that the base salaries of Covista's executive officers for fiscal 2004 were in line with those for other comparable positions within the telecommunications service industry and similar industries. However, Covista has placed significant emphasis on incentive awards and stock option grants as a means of motivating and rewarding its management. The Board of Directors believes that this strategy should provide optimal incentives for management to create long-term stockholder value.

          Incentive Compensation Payments. In addition to base pay, some of Covista's senior executives (including its Chief Executive Officer) are eligible to receive bonuses and stock option awards. Bonuses and stock options may be awarded, based upon the individual performance of each executive officer at the sole discretion of the Board of Directors. During Fiscal Year 2004, John Leach received a cash bonus of $150,000, as provided in his employment contract.

          Compensation of the Chief Executive Officer. The compensation policies applicable to Covista's Chief Executive Officer are similar to those applicable to Covista's other executive officers. Mr. Leach had a three-year employment agreement with Covista expiring by its terms in May, 2004 which agreement was extended until May 2005, pursuant to which Mr. Leach was paid a base salary at the rate of $300,000 per annum during fiscal 2004, plus a guaranteed bonus of $150,000. For details, see "Employment Contracts" above.

          The Board of Directors believes that the overall compensation packages provided to Covista's Chief Executive Officer compares favorably with compensation paid for similar positions in the telecommunications service industry and similar industries. However, stock option grants were intended to provide a mechanism for the Chief Executive Officer, along with other senior executive officers of Covista, to benefit directly from the Company's performance. Thus, the Chief Executive Officer's total compensation, in part, is tied directly to the creation of stockholder value.

                                                 Respectfully Submitted

                                                 THE COMPENSATION COMMITTEE

                                                 Henry G. Luken, III
                                                 Jay J. Miller
                                                 Nicholas Merrick
                                                 W. Thorpe McKenzie

Stock Performance Chart

The following chart graphs the performance of the cumulative total return to Covista's stockholders (stock price appreciation), assuming the reinvestment of dividends, during the previous five years in comparison to returns of the NASDAQ Composite Index and a peer group index. The chart assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Covista Common Stock, the NASDAQ Composite Index and the peer group. The peer group index used is the NASDAQ Telecommunications Stock Index (the "Peer Group").

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                          COVISTA COMMUNICATIONS, INC.

                [Graph]

       Covista   NASDAQ   Peer Group
1999     100      100        100
2000     79.4     157.2      170.7
2001     8.1      110.6      96.1
2002     53.1     77.2       35.6
2003     17.6     53.1       19.9
2004     16.2     82.5       33.8

The stock price performance depicted in the above graph is not necessarily indicative of future price performance.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act requires Covista's executive officers and directors, and persons that own more than ten percent of Covista's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish Covista with all copies of the forms they file pursuant to Section 16(a).

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Covista believes that during the fiscal year ended January 31, 2004 all filing requirements were complied with in a timely fashion.

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors of Covista, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP to serve as independent public accountants for Covista for the fiscal year ending January 31, 2005, subject to ratification by Covista's shareholders. Prior to taking this action, the Audit Committee and Board considered the performance of Deloitte & Touche LLP in such capacity since its original retention in 1962, its independence with respect to services to be performed and professional reputation. If shareholders fail to ratify such selection, the Board would reconsider the appointment. A representative of Deloitte & Touche LLP shall be present at the Annual Meeting to respond to appropriate questions and make a statement, if such representative desires.

          Assuming the presence of a quorum at the meeting, the affirmative vote of the holders of a majority of the Covista shares present at the meeting in person or by proxy is required to ratify the selection of the auditors. The Board of Directors recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as Covista's independent auditors.

                   RATIFICATION OF THE AUDIT COMMITTEE CHARTER

          The Board of Directors has approved adoption of the Audit Committee Charter attached as Exhibit A

          Assuming the presence of a quorum at the meeting, the affirmative vote of the holders of a majority of the Covista shares present at the meeting in person or by proxy is required to ratify the adoption of the Audit Committee Charter. The Board of Directors recommends that you vote FOR the ratification to adopt the Audit Committee Charter.

                                  PROPOSALS OF
                      SHAREHOLDERS FOR 2005 ANNUAL MEETING

          Proposals of shareholders intended to be presented for action at the 2005 Annual Meeting of Shareholders must be received at the Company's offices not later than May 15, 2005 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The provisions under Rule 14a-8 of the Securities Exchange Act of 1934 shall apply to any such submission.

                                  ANNUAL REPORT

          The Annual Report of the Company for the fiscal year ended January 31, 2004, including financial statements, is being mailed to shareholders together with this Proxy Statement. No part of such Annual Report shall be regarded as proxy soliciting material or as a communication by means of which any solicitation is being or is to be made.

                       VOTING AND SOLICITATION OF PROXIES

          The solicitation of proxies in the accompanying form is made by the Company's Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone, or telegraph. Brokerage firms, custodians, banks, trustees, nominees or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy materials to their principals.

          As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter to be presented before the Meeting. In the event any other matter is properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

          It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are asked to execute and return your proxy in the enclosed, postage-prepaid envelope.

          By Order of the Board of Directors.

                                                  Thomas P. Gunning,
September 24, 2004                                Secretary

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

(As amended and approved by the Audit Committee and the Board of Directors on September 17, 2004)

The Audit Committee

          The Company shall have an Audit Committee of its Board of Directors, the structure, composition and responsibilities of which shall be as set forth in this Charter. The Audit Committee shall be elected or appointed annually by the Board of Directors. The Audit Committee shall consist of at least three directors and all members of the Audit Committee shall be "independent" of management and the Company as and to the extent provided in the rules of the NASD governing issuers the shares of which are quoted on NASDAQ (as currently in effect and as the same may be amended, the "NASD Rules"). In addition, no member of the Audit Committee:

     o may accept any consulting, advisory or other compensatory fee from the Company, other than for service on the Board of Directors or any committee thereof;

     o may own, directly or indirectly, 20% or more (or such lower measurement as may be established in rules and regulations adopted by the Securities and Exchange Commission (as currently in effect and as they may be amended, the "SEC Rules")) of the Company's voting stock; or

     o otherwise be an affiliate of the Company other than in his or her capacity as a director or member of any committee of the Board of Directors,

nor shall any member otherwise have any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independence from management of the Company. Each Audit Committee member shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, and at least one member shall have been determined by the Board of Directors to be a "financial expert," in all cases as and to the extent required and provided in the applicable NASD Rules.

Purpose

          The Audit Committee's primary purpose is to oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements. Without limitation of the generality of the foregoing, the Audit Committee's primary functions are to oversee:

     o the integrity of the Company's financial statements and financial reporting structure;

     o the Company's compliance with related legal and regulatory requirements;

     o    the independent auditor's qualifications and independence;

     o    the performance of the Company's independent auditors;

     o the receipt, retention and treatment of complaints regarding the Company's accounting, auditing matters or internal accounting, financial or disclosure controls;

     o the confidential, anonymous submission of complaints regarding questionable accounting or auditing matters; and

     o    related-party transactions

The Audit Committee also monitors and reviews compliance with the Company's legal compliance and ethics policies and programs.

Authority and Responsibility

          The Audit Committee shall have the authority and the responsibility, for and on behalf of the Company's Board of Directors, to (a) oversee and monitor all aspects of the Company's accounting and financial reporting processes, including, without limitation, the oversight and monitoring of the participation of the Company's management and its independent auditors in such processes, the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, any internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors, (b) provide the required Audit Committee Report for the Company's Proxy Statement required for the Company's Annual Meeting of Shareholders and (c) take any actions as it may deem desirable or appropriate to provide for the reliability and credibility of the Company's financial statements and the integrity of the Company's financial reporting process and internal controls.

          Subject to the applicable provisions of the New Jersey corporate law and the Company's Certificate of Incorporation as amended and its By-laws, the Audit Committee may adopt such operating rules as it may deem appropriate for the exercise of its authority, the discharge of its responsibility and for the conduct of its activities as a committee, including, without limitation, establishing the times and places of its meetings and providing for the delegation of the responsibility for the conduct of certain of its specific activities to one or more of its members, who will report to the Audit Committee.

          In discharging its responsibilities, the Audit Committee shall have the power to investigate any matter brought to its attention, shall have full access to all books, records, facilities and personnel of the Company and shall have the power and authority to engage and determine funding, by the Company, for such independent counsel and other advisors as it may determine are necessary for it to carry out its duties and responsibilities.

          In performing their duties and responsibilities, each member of the Audit Committee is entitled to rely in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any of the Company's officers or employees, or other committees of the Board of Directors, or by any other person as to matters such member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Principal Processes

          Without in any manner limiting the authority and responsibility of the Audit Committee, noting that the Audit Committee will maintain flexibility in its oversight and monitoring of the Company's accounting and financial reporting processes, the following shall be the principal responsibilities and recurring processes of the Audit Committee in fulfilling its responsibilities:

(1) The Audit Committee shall have a clear understanding with the Company's management and its independent auditors that the independent auditors are ultimately accountable to the Company's Board of Directors and the Audit Committee, as representatives of the Company's shareholders.

(2)  The Audit Committee will convene at least four times a year.

(3) The Audit Committee shall pre-approve all audit and non-audit services provided by the Company's independent auditors. Notwithstanding the foregoing, the Audit Committee shall not have the authority to engage the Company's independent auditors for any of the following non-audit services (the "non-allowed services"):

          o Bookkeeping or other services related to the Company's accounting records or financial statements

          o    Financial information systems design and implementation

          o Appraisal or valuation services, fairness opinions or contribution-in-kind reports

          o    Actuarial services

          o    Internal audit outsourcing services

          o    Management functions or human resources work

          o    Broker-dealer, investment adviser or investment banking services

          o Legal services and expert services unrelated to the audit (other than tax services)

          o Any other service that is, by law, rule or regulation (including, without limitation, SEC Rules and NASD Rules), not permitted to be provided to a public company by its independent auditors.

          The Audit Committee may delegate pre-approval of audit and non-audit services to a subcommittee of the Audit Committee, provided that any decisions made by such subcommittee shall be presented to the entire Audit Committee at its next meeting.

     1. The Audit Committee shall be directly and solely responsible for the appointment, replacement, compensation (funding by the Company) and oversight of the work of the independent auditors (including resolution of any issues arising between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditors shall report directly to the Audit Committee.

     2. The Audit Committee shall discuss with the independent auditors their independence from management and the Company and obtain from, and actively discuss with, the independent auditors the written disclosures required by the Deloitte & Touche, particularly Independence Standards Board Standard No. 1, as well as express confirmation from the independent auditors that they have not been engaged by the Company to perform any of the non-allowed services, and shall consider the compatibility of any nonaudit services with the auditors' independence. Without limiting the foregoing, the Audit Committee shall address with the independent auditors in connection with any audit performed by them (i) the Company's critical accounting policies and practices, (ii) alternative treatments of financial information within GAAP that the independent auditors have discussed with Company management, the ramifications of the use of such alternative disclosures and treatments and the alternative preferred by the independent auditors and (iii) any material written communications between the independent auditors and Company management, such as any management letter and any schedule of unadjusted differences.

     3. Annually, the Audit Committee shall review and recommend to the Board of Directors as a whole the selection of the Company's independent auditors.

     4. The Audit Committee periodically shall meet separately with management and with the Company's independent auditors. The Audit Committee shall discuss with the Company's independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. The Audit Committee also shall discuss with the Company's management and its independent auditors the adequacy and effectiveness of the accounting and financial controls and procedures, including the Company's system to identify, monitor and manage business risk, and the Company's legal and ethical compliance programs. Further, the Audit Committee shall meet with the independent auditors, with and without management present, to discuss the results of their examinations, including, without limitation, all of the matters required to be discussed with the independent auditors under Statement on Accounting Standards No. 61.

     5. Based on the review and discussions described below, the Audit Committee shall recommend to the Board of Directors whether the annual and each quarterly financial statements of the Company and related disclosure should be included in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as the case may be:

     6. Prior to the filing of each of the Company's Quarterly Reports on Form 10-Q, the Audit Committee shall review with management and the independent auditors the interim financial statements and other information to be included in the Form 10-Q, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A"). The Audit Committee also shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. Any member of the Audit Committee may represent the Audit Committee for the purposes of the review described in this paragraph, in which event such member will make a presentation to the Audit Committee at its next meeting.

     7. The Audit Committee shall review with management and the independent auditors the financial statements and other financial information, including the Company's disclosures under MD&A, to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders, if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, including, without limitation, all of the matters required to be discussed with the independent auditors under Statement on Accounting Standards No. 61.

     8. The Audit Committee shall review and approve hiring policies for employees or former employees of any of the Company's independent auditors.

     9. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding the Company's accounting, auditing matters or internal accounting, financial or disclosure controls.

     10. The Audit Committee shall establish procedures for the confidential, anonymous submission of complaints or concerns regarding questionable accounting or auditing matters.

     11. The Audit Committee shall review and approve all material related-party transactions.

Annual Review

The Audit Committee shall review and reassess the adequacy of this Charter from time to time, but not less frequently than annually and recommend any proposed changes to the Board of Directors.

                                                                      Appendix 1

                          COVISTA COMMUNICATIONS, INC.
                                      2004
                         ANNUAL MEETING OF SHAREHOLDERS

          The undersigned hereby appoints A. JOHN LEACH and FRANK PAZERA, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all stock of the undersigned in COVISTA COMMUNICATIONS, INC. at the 2004 Annual Meeting of Shareholders, to be held on October 28, 2004 at 10:00 A.M. EST at 721 Broad Street, Chattanooga, TN 37402 or at any adjourned session thereof. Said proxies are directed to vote the shares the undersigned would be entitled to vote upon the following matters, more fully described in the accompanying Proxy
Statement:

     (1)  Election of Directors

          The election of six directors to serve for a term of one year and until their successors are duly elected and qualified:

          [_]  FOR all nominees (except as         [_]  WITHHOLD AUTHORITY
               authority is withheld by striking        to hold for all nominees
               a line through the nominee's name)

               Donald Jones          A. John Leach
               Henry G. Luken, III   W. Thorpe McKenzie
               Nicholas Merrick      J. Jay Miller

     (2)  For the adoption of the Company's Audit Committee charter:

          [_]  FOR                                 [_]  AGAINST

     (3) Ratification of the selection of Deloitte & Touche, LLP as independent auditors of the Company for the fiscal year ending January 31, 2005:

          [_]  FOR                                 [_]  AGAINST

     (4) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof:

          [_]  FOR                                 [_]  AGAINST

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, AND, IN THEIR DISCRETION, AS TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

Dated:                  , 2004
       -----------------                        --------------------------------

                                                --------------------------------
                                                Signature(s) of Shareholder(s)

Please sign exactly as name or names appear hereon. Kindly sign and return this proxy immediately. No postage required if mailed in the United States in the accompanying envelope.

                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT